EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-85628, 33-15102, 33-87662, 33-87664, and 333-17513; Form S-3 No.
333-63777, 333-63773, 333-65125 and 333-40716) of Techniclone Corporation of our
report dated June 16, 2000, (except for Notes 1, 6, and 13 as to which the date is July 21, 2000) with respect to the consolidated financial statements and schedule of Techniclone Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 2000.



                                                        /s/ ERNST & YOUNG LLP
                                                        ------------------------

Orange County, California
July 27, 2000